Exhibit 24(b)(8.100)

SECOND AMENDMENT TO FUNDS PARTICIPATION AGREEMENT

This second amendment dated as of November 1, 2015 by and between Voya Retirement Insurance and Annuity Company (formerly, ING Life Insurance and Annuity), (the “Company”), and Goldman Sachs Trust (the “Fund”) and Goldman, Sachs & Co. (the “Distributor”), is made to the Participation Agreement dated October 1, 2000, as  amended (the “Agreement”).  Terms defined in the Agreement are used herein as therein defined.

            WHEREAS, the trust will be offering a new share class, Class R6, for certain Funds within the trust; and

WHEREAS, Class R6 Shares are sold at net asset value without a sales charge and are available only to Section 401(k) plans, Section 403(b) plans, Section 457, profit sharing plans, money purchase pension plans, tax-sheltered annuity plans, defined benefit pension plans, non-qualified deferred compensation plans and non-qualified pension plans or other employee benefit plans (including health savings accounts) or SIMPLE plans that are sponsored by one or more employers (including governmental or church employers) or employee organizations (“Employee Benefit Plans”): and

WHEREAS, such an Employee Benefit Plans must purchase Class R6 Shares through a plan level or omnibus account;

            WHEREAS, the Company, is an insurance company that issues annuity contracts to and/or provides various recordkeeping and other administrative services to, certain contract owners and participants under the Agreement; and

WHEREAS, WHEREAS, certain of such contract owners and participants may invest in the Funds indirectly through annuity contracts and funding agreements issued by the Company (the “Contracts”); and

WHEREAS, the Company has established and may establish in the future separate accounts for all of its annuity contracts and funding agreements (the “Separate Accounts”) to serve as an investment vehicle for the Contracts; and

WHEREAS, the parties wish to make Class R6 shares available under the Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

1.         To the extent any provision of the Agreement or Schedule thereto makes reference to share classes available for sale, that provision is hereby amended to include share class R6 as an available share class for eligible Contract owners/participants in which such share class is offered as an investment option through an Employee Benefit Plan.  Class R6 shares shall be available for sale in accordance with the terms of the Funds’ prospectuses including the designation of Contract Owners/participants who are eligible to purchase Class R6 shares and the compensation if any to be paid to the Company or its affiliate for sales of such shares and the servicing of eligible Contract owners/participants.

2.         In recognition of the reduced cost to Contract owners/participants of Class R6 shares, the Company agrees notwithstanding any other provisions of the Agreement to provide to such Contract owners/participants purchasing Class R6 shares the same services at the same level of service as the Company provides other Contract owners/participants under the terms of the Agreement without any compensation from the Fund or Distributor.

3.         The terms and conditions of the Agreement remain in full force and effect except as amended above.

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4.         Terms not defined herein shall have the meaning ascribed to them in the Agreement.

5.         Schedule B to the Agreement is hereby deleted and replaced by Schedule B attached hereto.

IN WITNESS WHEREOF, each of the parties has caused this amendment to be executed by their duly authorized officer.

AETNA INVESTMENT SERVICES, INC.

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

By:  /s/ Lisa Gilarde

Name:  Lisa Gilarde

Title:  Vice President

Date:  11/12/15

GOLDMAN, SACHS & CO.

By:  Signed; but, signature illegible.

Name: Not provided.

Title:  Not provided.

Date:  Not Provided.

GOLDMAN SACHS TRUST

By:  Signed; but, signature illegible.

Name: Not provided.

Title:  Not provided.

Date:  Not Provided.

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SCHEDULE B

AVAILABLE FUNDS

The Goldman Sachs Equity Funds (including Asset Allocation and Retirement Strategy Portfolio) (“Equity Funds”), Goldman Sachs Fixed Income Funds (including Income Strategies) (“Fixed Income Funds”)

APPLICABLE FEES

Fund and Share Class	Sub-Transfer Agent Fee	Service Fee[1]	Additional Fee[2]
Service Shares – Equity Funds	X.XX%	X.XX%	X.XX%
Service Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
A Shares – Equity Funds	X.XX%	X.XX%	X.XX%
A Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Equity Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
R Shares – Equity Funds	X.XX%	X.XX%	X.XX%
R Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
IR Shares – Equity Funds	X.XX%	X.XX%	X.XX%
IR Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
R6 Shares – Equity Funds	X.XX%	X.XX%	X.XX%
R6 Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
Institutional Class (FST Shares) – Financial Square Money Market Funds	X.XX%	X.XX%	X.XX%
Select Class – Financial Square Money Market Funds	X.XX%	X.XX%	X.XX%

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1 The Service Fee is paid out of the Fund assets.

2 The Additional Fee is paid from the profits of Goldman Sachs Asset Management, L.P.

Preferred Class – Financial Square Money Maket Funds	X.XX%	X.XX%	X.XX%
Capital Class – Financial Square Money Market Funds	X.XX%	X.XX%	X.XX%
Administration Class – Financial Square Money Market Funds	X.XX%	X.XX%	X.XX%
Service Class – Financial Square Money Market Funds	X.XX%	X.XX%	X.XX%

Schedule B (continued)

The fees are as follows for Contracts invested in the Funds for which the Company provided administrative and record keeping services prior to the date of this amendment:

Fund and Share Class	Sub-Transfer Agent Fee	Service Fee[3]	Additional Fee[4]
Service Shares – Equity Funds	X.XX%	X.XX%	X.XX%
Service Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
A Shares – Equity Funds	X.XX%	X.XX%	X.XX%
A Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Equity Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Fixed Income Funds	X.XX%	X.XX%	X.XX%
Institutional Shares – Mid Cap Value Fund	X.XX%	X.XX%	X.XX%
Institutional Shares – Small Cap Value Fund; Growth Opportunities Fund; Large Cap Value Fund	X.XX%	X.XX%	X.XX%

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3 The Service Fee is paid out of the Fund assets.

4 The Additional Fee is paid from the profits of Goldman Sachs Asset Management, L.P.

Institutional Class (FST Shares) – Financial Square Money Market Funds	X.XX%	X.XX%	X.XX%
Select Class – Financial Square Money Market Funds	X.XX%	X.XX%	X.XX%
Preferred Class – Financial Square Money Maket Funds	X.XX%	X.XX%	X.XX%
Capital Class – Financial Square Money Market Funds	X.XX%	X.XX%	X.XX%
Administration Class – Financial Square Money Market Funds	X.XX%	X.XX%	X.XX%
Service Class – Financial Square Money Market Funds	X.XX%	X.XX%	X.XX%

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